NEWS RELEASE

TriQuint Announces Second Quarter 2012 Results

HILLSBORO, OREGON (USA) - July 25, 2012 - TriQuint Semiconductor, Inc (NASDAQ: TQNT), a leading RF solutions supplier and technology innovator, announces its financial results for the quarter ended June 30, 2012, including the following highlights:

▪	Revenue for the quarter was $178.0 million

▪	GAAP net loss for the quarter was $16.5 million, or $(0.10) per share

▪	Non-GAAP net loss for the quarter was $15.0 million, or $(0.09) per share

▪	Booked $13 million in orders for F-35 Lightning II Joint Strike Fighter and TPQ-53 Army radar

▪	Announced $12.3 million GaN DARPA contract to develop Ultra-Fast Power Switch technology

▪	Shipping MMPA & BAW content on new Galaxy* phone for Verizon

▪	Introduced industry's first 802.11ac Wi-Fi RF module for next-generation smartphones and tablets

▪	Closed major design wins in Fiber-to-the-Home and optical networks

Commenting on the results for the quarter ended June 30, 2012, Ralph Quinsey, President and Chief Executive Officer, stated “TriQuint's second quarter performance was in line with expectations. Mobile devices demand was soft in the second quarter as the smartphone industry prepares for a seasonally strong second half, and our Defense and Networks revenue was slightly up year-to-date with a healthy outlook for the remainder of the year. We believe TriQuint is well positioned for revenue growth and improved financial performance in the second half of 2012.”

Summary Financial Results for the Three and Six Months Ended June 30, 2012:

Revenues for the second quarter of 2012 were $178.0 million, down 22% from the second quarter of 2011 and down 18% sequentially. Mobile Devices market revenue declined 24%, Networks declined 5% and Defense was consistent sequentially. Revenue for the six months ended June 30, 2012 was $394.7 million, down 13% from the six months ended July 2, 2011.

GAAP

Gross margin for the second quarter of 2012 was 25.2%, down sequentially from 28.9%. Gross margin for the six months ended June 30, 2012 was 27.2%, down from 39.6% for the same period in 2011 due to low factory utilization.

Operating expenses for the second quarter of 2012 were $69.4 million, or 39% of revenue, up from $66.2 million in the previous quarter due primarily to higher medical and engineering expenses. Operating expenses for the six months ended June 30, 2012 were $135.5 million compared to $138.0 million for the same period in 2011.

Net loss for the second quarter of 2012 was $16.5 million or $(0.10) per share, down from net income of $1.9 million, or $0.01 per diluted share, in the previous quarter. Net loss for the six months ended June 30, 2012 was $14.6 million or $(0.09) per share compared to a net income of $29.0 million or $0.17 per share for the six months ended July 2, 2011.

Cash and investments decreased by $32.5 million to $162.4 million in the quarter due primarily to the stock repurchase of nearly 4.9 million shares for approximately $25 million.

Non-GAAP

Gross margin for the second quarter was 27.9%, down sequentially from 30.4%. Gross margin for the six months ended June 30, 2012 was 29.2% down from 40.7% for the same period in 2011.

Operating expenses for the quarter were $64.3 million, or 36% of revenue, up from $61.4 million in the prior quarter. Operating expenses for the six months ended June 30, 2012 was $125.7 million or 32% of revenue.

Net loss for the second quarter of 2012 was $15.0 million, or $(0.09) per share, down sequentially from net income of $4.1 million or $0.02 per diluted share. Net loss for the six months ended June 30, 2012 was $10.9 million or $(0.07) per share compared to a net income of $55.0 million or $0.32 per diluted share for the six months ended July 2, 2011.

Please see the discussion of non-GAAP financial measures below and the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Outlook:

The Company believes third quarter 2012 revenues will be between $195 million and $205 million and non-GAAP gross margin is expected to be between 30% and 32%. Third quarter non-GAAP net income per share is expected to be about breakeven. The Company is 90% booked to the midpoint of revenue guidance.

Additional Information Regarding June 30, 2012 Results:
GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended					Six Months Ended
	Q2 2012	Q1 2012	Change vs. Q1 2012	Q2 2011	Change vs. Q2 2011	Q2 2012	Q2 2011	Change vs. Q2 2011
Revenue	$178.0	$216.7	(18)%	$228.8	(22)%	$394.7	$453.1	(13)%
Gross Profit	$44.9	$62.6	(28)%	$92.1	(51)%	$107.5	$179.5	(40)%
Gross Margin %	25.2%	28.9%	(3.7)%	40.3%	(15.1)%	27.2%	39.6%	(12.4)%
Op (Loss) Income	$(24.4)	$(3.6)	578%	$21.3	(215)%	$(28.0)	$41.6	(167)%
Net (Loss) Income	$(16.5)	$1.9	(968)%	$16.6	(199)%	$(14.6)	$29.0	(150)%
Diluted per share	$(0.10)	$0.01	$(0.11)	$0.10	$(0.20)	$(0.09)	$0.17	$(0.26)

NON-GAAP RESULTS A

	Three Months Ended					Six Months Ended
	Q2 2012	Q1 2012	Change vs. Q1 2012	Q2 2011	Change vs. Q2 2011	Q2 2012	Q2 2011	Change vs. Q2 2011
Revenue	$178.0	$216.7	(18)%	$228.8	(22)%	$394.7	$453.1	(13)%
Gross Profit	$49.7	$65.8	(24)%	$94.8	(48)%	$115.4	$184.5	(37)%
Gross Margin %	27.9%	30.4%	(2.5)%	41.4%	(13.5)%	29.2%	40.7%	(11.5)%
Op (Loss) Income	$(14.7)	$4.4	(434)%	$29.2	(150)%	$(10.3)	$55.7	(118)%
Net (Loss) Income	$(15.0)	$4.1	(466)%	$28.9	(152)%	$(10.9)	$55.0	(120)%
Diluted per share	$(0.09)	$0.02	$(0.11)	$0.17	$(0.26)	$(0.07)	$0.32	$(0.39)
A	Excludes stock based compensation charges, non-cash tax expense, certain entries associated with acquisitions, restructuring and other specifically identified non-routine transactions.

Conference Call:
TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter and our future expectations for the company. To access the conference call, please dial (888) 813-6582 domestically, or (706) 643-7082 internationally, approximately ten minutes prior to the beginning of the call, using passcode 91818717. The call can also be heard via webcast accessed through the “Investors” section of TriQuint's web site at: http://invest.triquint.com. A replay of the conference call will be available until August 1, 2012.

Non-GAAP Financial Measures:
This press release provides financial measures for non-GAAP net income (loss), diluted earnings (loss) per share, gross profit, gross margin, operating expenses and operating income (loss) that exclude equity compensation expense, non-cash tax expense, certain entries associated with acquisitions, restructuring charges and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The charges associated with acquisitions reflect the amortization of intangible and tangible assets recorded in connection with acquisition accounting and charged to the income statement. The non-cash tax expense excludes certain deferred tax charges and benefits that do not result in a tax payment or tax refund. Management believes that these non-GAAP financial measures provide meaningful supplemental information that enhances management's and investors' ability to evaluate TriQuint's operating results.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.

Forward-Looking Statements:
This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding TriQuint's anticipated third quarter revenues, non-GAAP gross margin, net income and our bookings to revenue; expected seasonality in the smartphone market; and revenue growth and improved financial performance. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in TriQuint's reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, TriQuint undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.
A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in TriQuint's filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint

Founded in 1985, TriQuint Semiconductor (NASDAQ: TQNT) is a leading RF solutions supplier and technology innovator for the world's top communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry's broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Connecting the Digital World to the Global Network®

*Other names and brands may be claimed as the property of others

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: steve.buhaly@tqs.com	Media Contact: Brandi Frye Director, Marketing Comms TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: brandi.frye@tqs.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$127,296	$116,305
Investments in marketable securities	35,102	46,006
Accounts receivable, net	98,367	129,103
Inventories	154,760	151,577
Prepaid expenses	9,599	7,051
Deferred tax assets, net	11,526	11,857
Other current assets	47,527	35,756
Total current assets	484,177	497,655
Property, plant and equipment, net	456,303	469,943
Goodwill	3,376	3,376
Intangible assets, net	19,576	22,732
Deferred tax assets – noncurrent, net	58,451	48,957
Other noncurrent assets, net	32,264	12,605
Total assets	$1,054,147	$1,055,268

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$62,537	$67,812
Accrued payroll	31,255	28,519
Other accrued liabilities	11,620	9,901
Total current liabilities	105,412	106,232
Long-term liabilities:
Long-term income tax liability	2,619	735
Cross-licensing liability	13,316	—
Other long-term liabilities	10,976	11,013
Total liabilities	132,323	117,980
Stockholders' equity:
Common stock	164	166
Additional paid-in capital	677,584	678,412
Accumulated other comprehensive income	138	140
Retained earnings	243,938	258,570
Total stockholders' equity	921,824	937,288
Total liabilities and stockholders' equity	$1,054,147	$1,055,268

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Revenues	$178,002	$216,730	$228,785	$394,732	$453,108
Cost of goods sold	133,064	154,141	136,643	287,205	273,572
Gross profit	44,938	62,589	92,142	107,527	179,536

Operating expenses:
Research, development and engineering	38,084	37,074	37,955	75,158	74,431
Selling, general and administrative	27,588	25,222	25,386	52,810	50,615
Litigation expense	3,682	3,864	7,512	7,546	12,911
Total operating expenses	69,354	66,160	70,853	135,514	137,957

Operating (loss) income	(24,416)	(3,571)	21,289	(27,987)	41,579

Other (expense) income:
Interest income	89	49	106	138	210
Interest expense	(313)	(350)	(354)	(663)	(741)
Foreign currency (loss) gain	(154)	36	87	(118)	31
Gain/recovery of investment	4	6,953	356	6,957	507
Other, net	189	74	71	263	94
Other (expense) income, net	(185)	6,762	266	6,577	101

(Loss) income before income tax	(24,601)	3,191	21,555	(21,410)	41,680

Income tax (benefit) expense	(8,086)	1,308	4,990	(6,778)	12,676
Net (loss) income	$(16,515)	$1,883	$16,565	$(14,632)	$29,004

Per Share Data:
Basic per share net (loss) income	$(0.10)	$0.01	$0.10	$(0.09)	$0.18
Diluted per share net (loss) income	$(0.10)	$0.01	$0.10	$(0.09)	$0.17

Weighted-average shares outstanding:
Basic	165,355	166,237	164,110	165,796	163,257
Diluted	165,355	170,566	173,518	165,796	173,222

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(% of revenue)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	74.8%	71.1%	59.7%	72.8%	60.4%
Gross profit	25.2%	28.9%	40.3%	27.2%	39.6%

Operating expenses:
Research, development and engineering	21.4%	17.1%	16.6%	19.0%	16.4%
Selling, general and administrative	15.4%	11.6%	11.1%	13.4%	11.2%
Litigation expense	2.1%	1.7%	3.3%	1.9%	2.8%
Total operating expenses	38.9%	30.4%	31.0%	34.3%	30.4%

Operating (loss) income	(13.7)%	(1.5)%	9.3%	(7.1)%	9.2%

Other (expense) income:
Interest income	0.0%	0.0%	0.1%	0.0%	0.1%
Interest expense	(0.2)%	(0.2)%	(0.2)%	(0.2)%	(0.2)%
Foreign currency (loss) gain	(0.1)%	0.0%	0.0%	(0.0)%	0.0%
Gain/recovery of investment	0.0%	3.2%	0.2%	1.8%	0.1%
Other, net	0.2%	0.0%	0.0%	0.1%	0.0%
Other (expense) income, net	(0.1)%	3.0%	0.1%	1.7%	0.0%

(Loss) income before income tax	(13.8)%	1.5%	9.4%	(5.4)%	9.2%

Income tax (benefit) expense	(4.5)%	0.6%	2.2%	(1.7)%	2.8%
Net (loss) income	(9.3)%	0.9%	7.2%	(3.7)%	6.4%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(Dollars in thousands, except per share amounts)
	Three Months Ended						Six Months Ended
	June 30, 2012		March 31, 2012		July 2, 2011		June 30, 2012		July 2, 2011
	(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$44,938	25.2%	$62,589	28.9%	$92,142	40.3%	$107,527	27.2%	$179,536	39.6%
Adjustment for stock based compensation charges	1,823	1.0%	2,106	1.0%	1,585	0.7%	3,929	1.0%	2,804	0.6%
Adjustment for restructuring charges	1,763	1.0%	—	—%	—	—%	1,763	0.5%	—	—%
Adjustment for charges associated with acquisitions	1,126	0.7%	1,095	0.5%	1,079	0.4%	2,221	0.5%	2,144	0.5%
NON-GAAP GROSS PROFIT	$49,650	27.9%	$65,790	30.4%	$94,806	41.4%	115,440	29.2%	184,484	40.7%

GAAP OPERATING EXPENSES	$69,354	38.9%	$66,160	30.5%	$70,853	31.0%	$135,514	34.3%	$137,957	30.4%
Adjustment for stock based compensation charges	(5,735)	(3.2)%	(4,591)	(2.1)%	(5,716)	(2.5)%	(10,326)	(2.6)%	(9,402)	(2.1)%
Adjustment for charges associated with acquisitions	714	0.4%	(202)	(0.1)%	473	0.2%	512	0.1%	257	0.2%
NON-GAAP OPERATING EXPENSES	$64,333	36.1%	$61,367	28.3%	$65,610	28.7%	$125,700	31.8%	$128,812	28.4%

GAAP OPERATING (LOSS) INCOME	$(24,416)	(13.7)%	$(3,571)	(1.6)%	$21,289	9.3%	$(27,987)	(7.1)%	$41,579	9.2%
Adjustment for stock based compensation charges	7,558	4.2%	6,697	3.1%	7,301	3.2%	14,255	3.6%	12,206	2.7%
Adjustment for restructuring charges	1,763	1.0%	—	—%	—	—%	1,763	0.5%	—	—%
Adjustment for charges associated with acquisitions	412	0.3%	1,297	0.6%	606	0.3%	1,709	0.4%	1,887	0.4%
NON-GAAP OPERATING (LOSS) INCOME	$(14,683)	(8.2)%	$4,423	2.1%	$29,196	12.8%	$(10,260)	(2.6)%	$55,672	12.3%

GAAP NET (LOSS) INCOME	$(16,515)	(9.3)%	$1,883	0.9%	$16,565	7.2%	$(14,632)	(3.7)%	$29,004	6.4%
Adjustment for stock based compensation charges	7,558	4.2%	6,697	3.1%	7,301	3.2%	14,255	3.6%	12,206	2.7%
Adjustment for restructuring charges	1,763	1.0%	—	—%	—	—%	1,763	0.5%	—	—%
Adjustment for gain/recovery of investment	(4)	0.0%	(6,953)	(3.2)%	(356)	(0.2)%	(6,957)	(1.8)%	(507)	(0.1)%
Adjustment for non-cash tax expense	(8,238)	(4.6)%	1,143	0.5%	4,734	2.1%	(7,095)	(1.9)%	12,338	2.7%
Adjustment for charges associated with acquisitions	412	0.3%	1,323	0.6%	628	0.3%	1,735	0.5%	1,949	0.4%
NON-GAAP NET (LOSS) INCOME	$(15,024)	(8.4)%	$4,093	1.9%	$28,872	12.6%	$(10,931)	(2.8)%	$54,990	12.1%

GAAP DILUTED (LOSS) EARNINGS PER SHARE	$(0.10)		$0.01		$0.10		$(0.09)		$0.17

Adjustment for stock based compensation charges	0.05	0.04	0.04	0.09	0.07
Adjustment for restructuring charges	0.01	0.00	0.00	0.01	0.00
Adjustment for gain/recovery of investment	(0.00)	(0.04)	(0.00)	(0.04)	(0.00)
Adjustment for non-cash tax expense	(0.05)	0.00	0.03	(0.05)	0.07
Adjustment for charges associated with acquisitions	0.00	0.01	0.00	0.01	0.01
NON-GAAP DILUTED (LOSS) EARNINGS PER SHARE	$(0.09)	$0.02	$0.17	$(0.07)	$0.32

Our earnings release contains forward looking estimates of non-GAAP gross margin and earnings per share for the third quarter of 2012. We provide these non-GAAP measures on a prospective basis for the same reasons that we provide them to investors on a historical basis. The following table provides a reconciliation of GAAP gross margin and loss per share to non-GAAP gross margin and earnings per share for the third quarter of 2012 based on the mid-point of guidance.

Forward Looking GAAP Gross Margin	29.5%
Adjustment for stock based compensation charges	1.0%
Adjustment for charges associated with acquisitions	0.5%
Forward Looking non-GAAP Gross Margin	31.0%

Forward Looking GAAP Loss per Share	$(0.06)
Adjustment for stock based compensation charges	0.05
Adjustment for non-cash tax expense	—
Adjustment for charges associated with acquisitions	0.01
Forward Looking non-GAAP Earnings per Share	$—